UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

KERYX BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

Dear Stockholder:

You are cordially invited to our 2013 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on Tuesday, June 18, 2013, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect six directors for a term of one year, (ii) ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2013, (iii) approve an amendment to our Certificate of Incorporation to increase our authorized share capital by 35,000,000 shares, (iv) approve our 2013 Incentive Plan, and (v) consider an advisory vote to approve the compensation of our named executive officers. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2012 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2013. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2012 Annual Report, please contact James F. Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary at (212) 531-5965.

We look forward to seeing you at the 2013 Annual Meeting.

Sincerely,

/s/ Ron Bentsur

Chief Executive Officer

April 30, 2013

New York, New York

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

The 2013 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Tuesday, June 18, 2013, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	The election of six directors to our Board of Directors for a term of one year;

2.	The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3.	The approval of an amendment to our Certificate of Incorporation to increase our authorized share capital by 35,000,000 shares;

4.	The approval of our 2013 Incentive Plan;

5.	An advisory vote to approve the compensation of our named executive officers; and

6.	The transaction of any other business that may properly come before the 2013 Annual Meeting or any adjournment of the 2013 Annual Meeting.

Only those stockholders of record as of the close of business on April 23, 2013, are entitled to vote at the 2013 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2013 Annual Meeting will be available for your inspection beginning June 7, 2013, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2013. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2012 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you received a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the enclosed proxy card.

Submitting your proxy does not affect your right to vote in person if you decide to attend the 2013 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2013 Annual Meeting. You may revoke your proxy at any time before it is exercised at the 2013 Annual Meeting by (i) delivering written notice to our Corporate Secretary, James F. Oliviero, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the 2013 Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the 2013 Annual Meeting.

When you submit your proxy, you authorize Ron Bentsur and James F. Oliviero to vote your shares at the 2013 Annual Meeting and on any adjournments of the 2013 Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ James F. Oliviero

Corporate Secretary

April 30, 2013

New York, New York

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

Phone: (212) 531-5965

Fax: (212) 531-5961

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being made available via Internet access, beginning on or about April 30, 2013, to the owners of shares of common stock of Keryx Biopharmaceuticals, Inc. (the “Company,” “our,” “we,” or “Keryx”) as of April 23, 2013, in connection with the solicitation of proxies by our Board of Directors for our 2013 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 30, 2013, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2012. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Tuesday, June 18, 2013, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

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QUESTIONS AND ANSWERS

Q. Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”

A.

In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 18, 2013. The proxy statement is available at www.proxyvote.com.

Q. What is the purpose of the Annual Meeting?

A.

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2013 Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of six directors to our Board of Directors for a term of one year, (ii) the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2013, (iii) the approval of an amendment to our Certificate of Incorporation to increase our authorized share capital by 35,000,000 shares, (iv) the approval of our 2013 Incentive Plan, (v) an advisory vote to approve the compensation of our named executive officers, and (vi) the transaction of any other business that may properly come before the 2013 Annual Meeting or any adjournment thereof.

Q. Who is entitled to vote at our Annual Meeting?

A.

The record holders of our common stock at the close of business on the record date, April 23, 2013, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were             shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning Friday, June 7, 2013, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q. How do I vote?

A.

You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q. What is a proxy?

A.

A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Ron Bentsur, our Chief Executive Officer, and James F. Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Mr. Bentsur and/or Mr. Oliviero may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q. How will my shares be voted if I vote by proxy?

A.

Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2013, (iii) “FOR” the approval of an amendment to our Certificate of Incorporation to increase our authorized share capital by 35,000,000 shares, (iv) “FOR” the approval of the 2013 Incentive Plan, and (v) “FOR” the non-binding proposal to approve the compensation of our named executive officers. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q. How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering written notice to our Corporate Secretary, James F. Oliviero, at our address above;

•	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•	attending the 2013 Annual Meeting and voting in person.

Q. Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q. How are votes counted?

A.

Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q. What constitutes a quorum at the Annual Meeting?

A.

In accordance with Delaware law (the law under which we are incorporated) and our amended and restated bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q. What vote is required to elect our directors for a one-year term?

A.

The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q. What vote is required to ratify UHY LLP as our independent registered public accounting firm for the year ending December 31, 2013?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2013. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. What vote is required to approve an amendment to our Certificate of Incorporation to increase our authorized share capital by 35,000,000 shares?

A.

The affirmative vote of a majority of our common stock outstanding is required to approve the amendment to our Certificate of Incorporation to increase our authorized share capital by 35,000,000 shares. The effect of an abstention or a broker non-vote is the same as that of a vote against the proposal.

Q. What vote is required to approve our 2013 Incentive Plan?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve our 2013 Incentive Plan. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. How will the outcome of the non-binding advisory vote to approve the compensation of our named executive officers be determined?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the non-binding advisory vote to approve the compensation of our named executive officers. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. What percentage of our outstanding common stock do our directors and executive officers own?

A.

As of April 23, 2013, our directors and executive officers owned, or have the right to acquire, approximately     % of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 33 for more details.

Q. Who was our independent public accountant for the year ending December 31, 2012? Will they be represented at the Annual Meeting?

A.

UHY LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2012. We expect a representative of UHY LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q. How can I obtain a copy of our annual report on Form 10-K?

A.

We have filed our annual report on Form 10-K for the year ended December 31, 2012, with the Securities and Exchange Commission. The annual report on Form 10-K is also included in the 2012 Annual Report to stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, James F. Oliviero, or by email at info@keryx.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of six members. The following individuals are being nominated to serve on our Board of Directors (See “Proposal 1 — Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael P. Tarnok	58	Chairman of the Board	2007
Ron Bentsur	47	Director and Chief Executive Officer	2009
Kevin J. Cameron	44	Director	2007
Joseph Feczko, M.D.	64	Director	2010
Wyche Fowler, Jr.	72	Director	2006
Jack Kaye	69	Director	2006

The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board of Directors. The Board of Directors has determined that having a director who is not an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time. This structure allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Keryx has a risk management program overseen by Ron Bentsur, our Chief Executive Officer. Mr. Bentsur identifies material risks and prioritizes them for our Board of Directors. Our Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each.

The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be “independent” as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board of Directors to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence on March 6, 2013. During the review, our Board of Directors considered relationships and transactions during 2012 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Kevin Cameron, Joseph Feczko, M.D., Wyche Fowler, Jr., Jack Kaye and Michael Tarnok are independent under the criteria established by Nasdaq and by our Board of Directors. Our independent directors met four times during 2012 in sessions in which only the independent directors participated.

The following biographies set forth the names of our director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board of Directors. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

Michael P. Tarnok, 58, has served on our Board of Directors since September 2007, and as Chairman of the Board since June 2009. Mr. Tarnok served as our interim chief executive officer from April 2009 to May 2009. A seasoned finance and operational executive, Mr. Tarnok joined the Board with extensive pharmaceutical industry experience in a wide range of functional areas. Mr. Tarnok spent the majority of his career at Pfizer Inc., which he joined in 1989 as Finance Director — US Manufacturing, and from 2000-2007, served as Senior Vice President, Finance in Pfizer’s U.S. Pharmaceuticals Division. In this position, Mr. Tarnok handled all finance responsibilities for the division, including contracting, trade management, forecasting of significant product launches and Sarbanes-Oxley compliance. Prior to joining Pfizer, Mr. Tarnok worked primarily in financial disciplines for ITT Rayonier, Inc., Celanese Corporation and Olivetti Corporation of America. Mr. Tarnok earned an M.B.A. in Marketing from New York University and B.S. in Accounting from St. John’s University. We believe that Mr. Tarnok is qualified to serve on our Board of Directors due to his many years of service as one of our directors and Chairman and his extensive knowledge of our Company and industry.

Ron Bentsur, 47, has served as our Chief Executive Officer since May 20, 2009, and has served on our Board of Directors since June 16, 2009. Prior to joining Keryx, Mr. Bentsur served as Chief Executive Officer of XTL Biopharmaceuticals, Inc. (“XTL”), a position he held from January 2006 until April 2009. Prior to his tenure at XTL, Mr. Bentsur was with Keryx from 2000-2006, serving as our Chief Financial Officer from June 2003 until his departure in January 2006. From July 1998 to October 2000, Mr. Bentsur served as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology/biotechnology private placement and advisory transactions. From June 1994 to July 1998, Mr. Bentsur worked as an investment banker in New York City, most of this period at ING Barings Furman Selz. Mr. Bentsur holds a B.A. in Economics and Business Administration with distinction from the Hebrew University of Jerusalem, Israel and an MBA, Magna Cum Laude, from New York University’s Stern Graduate School of Business. Mr. Bentsur is a Director of Stemline Therapeutics, Inc., a public biotechnology company. We believe that Mr. Bentsur is qualified to serve on our Board of Directors due to his leadership and management experience, his experience as an executive of a public biopharmaceutical company and his knowledge of our business and industry.

Kevin J. Cameron, 44, has served on our Board of Directors since April 2007. Mr. Cameron has more than ten years of corporate governance experience. Mr. Cameron is currently Chief Executive Officer of Ionetix Corporation, a privately-held medical device company. Prior to joining Ionetix Corporation, Mr. Cameron was a co-founder and president of Glass Lewis & Co. LLC, a leading provider of corporate governance services to institutional investors. Previously, Mr. Cameron was employed in various capacities by Moxi Digital and NorthPoint Communications. Mr. Cameron started his career as an attorney with the law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C., and also served as a law clerk for the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron holds a law degree from the University of Chicago and an undergraduate degree from McGill University. Mr. Cameron also serves as a board member of Ecotality, Inc. We believe that Mr. Cameron is qualified to serve on our Board of Directors due to his legal background and years of service as one of our directors.

Joseph Feczko, M.D., 64, has served on our Board of Directors since July 2010. Dr. Feczko is a seasoned pharmaceutical executive, with broad industry experience across the spectrum of medical, regulatory and operational affairs. Dr. Feczko was, until his retirement in May 2009, Senior Vice President and Chief Medical Officer (CMO) of Pfizer Inc. and member of the Executive Leadership Team with global responsibilities for all aspects of the company’s medical, regulatory and safety activities. Dr. Feczko served Pfizer in both New York and the United Kingdom since 1982, where he held positions of increasing responsibility in clinical research and regulatory affairs and safety, culminating in the role of Chief Medical Officer. Dr. Feczko is board-certified in Internal Medicine and Infectious Diseases. He has a B.Sc. degree from Loyola University Chicago, and an M.D. from the University of Illinois College of Medicine. Dr. Feczko also serves on the board of directors of ChemoCentryx Inc., the Accordia Global Health Foundation and the Technical Expert Committee for Trachoma on the International Trachoma Initiative of the Task Force for Global Health, and was a member of the governing board of the Technology Strategy Board of the United Kingdom until June 2011. Dr. Feczko also serves as chairman of the board of directors of Cardoz Pharmaceuticals AB (Stockholm, Sweden), a member of the

Supervisory Board of uniQure Biopharma B.V. based in The Netherlands, and of Cytheris, S.A. based in France. We believe that Dr. Feczko is qualified to serve on our Board of Directors due to his executive leadership and management experience, knowledge of the industry, medical background and experience serving as a member of the board of directors of a public biopharmaceutical company.

Wyche Fowler, Jr., 72, has served on our Board of Directors since November 2006. Senator Fowler served for 16 years in the United States Congress representing the state of Georgia, including service in the United States Senate from 1987 to 1993. Following his service as a Senator, Senator Fowler served as the U.S. Ambassador to the Kingdom of Saudi Arabia from 1996 through 2001. He received his B.A. in English from Davidson College, a J.D. from Emory University and honorary degrees from Hofstra University, Davidson College and Morris Brown College. Prior to his election to Congress, he practiced law in Atlanta, Georgia for eight years. He is currently engaged in an international business and law practice and serves as Chairman Emeritus of the Middle East Institute, a non-profit research foundation in Washington, D.C. Mr. Fowler also serves on the board of directors of Shubert Theaters, the Shubert Foundation, Brandywine Realty Trust and ZIOPHARM Oncology, Inc. We believe that Mr. Fowler is qualified to serve on our Board of Directors due to his legal background and experience serving as a member of the board of directors of a public biopharmaceutical company.

Jack Kaye, 69, has served on our Board of Directors since September 2006. Mr. Kaye began his career at Deloitte LLP, an international accounting, tax and consulting firm, in 1970, and was a partner in the firm from 1978 until May 2006, when he retired. At Deloitte, Mr. Kaye was responsible for serving a diverse client base of public and private, global and domestic, companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/Sarbanes-Oxley issues. In addition, he has served as Deloitte’s Tri-state liaison with the banking and finance community and assisted clients with numerous merger and acquisition transactions. Prior to retiring, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than twenty years. Mr. Kaye previously served on the board of directors of Tongli Pharmaceuticals (USA), Inc., a China-based pharmaceutical company and Balboa Biosciences, Inc., a privately held biotech company. Mr. Kaye earned a B.B.A. from Baruch College and is a Certified Public Accountant. We believe that Mr. Kaye is qualified to serve on our Board of Directors due to his extensive accounting and financial experience and years of executive leadership in the biopharmaceutical industry.

During 2012, our Board of Directors held five meetings and took one action by unanimous written consent. During 2012, each incumbent director standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee, and the Research and Development Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2012 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to James F. Oliviero, our Corporate Secretary, at our offices located at 750 Lexington Avenue, New York, New York 10022. The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@keryx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Jack Kaye, Kevin Cameron, Joseph Feczko, M.D., and Wyche Fowler, Jr.

The Audit Committee held four meetings and took one action by unanimous written consent during the fiscal year ended December 31, 2012. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Amended and Restated Charter of the Audit Committee is available on our website, located at www.keryx.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Mr. Kaye is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Kaye’s biography on page 7 for a description of his relevant experience.

The report of the Audit Committee can be found on page 13 of this proxy statement.

Compensation Committee

The Compensation Committee held three meetings and took six actions by unanimous written consent during the fiscal year ended December 31, 2012. The Compensation Committee currently consists of Kevin Cameron, Wyche Fowler, Jr. and Michael Tarnok. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer and our Chief Financial Officer, determining the overall compensation of the Chief Executive Officer and our Chief Financial Officer and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and our Chief Financial Officer on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s 2007 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 23, 2013, however, the Compensation Committee had not delegated any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The report of the Compensation Committee can be found on page 19 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis on page 15 of this proxy statement.

Research and Development Committee

The Research and Development Committee held four meetings during the fiscal year ended December 31, 2012. The Research and Development Committee currently consists of Joseph Feczko, M.D., Ron Bentsur and Michael Tarnok. The duties and responsibilities of the Research and Development Committee are set forth in the Charter of the Research and Development Committee. A copy of the Charter of the Research and Development Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Research and Development Committee include assisting our Board of Directors in understanding any evolving issues around the conduct of our clinical trials programs, assisting our Board of Directors in understanding the status of and progress towards completion of manufacturing requirements, advising our management, as needed, on aspects of clinical trial, manufacturing process development and regulatory strategies, and providing our management with advice regarding potential licensing opportunities (both in- and out-licensing).

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions regarding the director nomination process. Our policy describing our director nomination process is available on our website, located at www.keryx.com. We believe that the current process in place functions to select director nominees who will be valuable members of our Board of Directors.

Our independent directors identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The independent directors may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

Our independent directors will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Corporate Secretary, James F. Oliviero, at our offices located at 750 Lexington Avenue, New York, New York 10022. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of Keryx common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board of Directors as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Members of the Board of Directors also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board of Directors: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board of Directors; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board of Directors and the evolving needs of our business. We believe that each of the current members of our Board of Directors (who are also our director nominees) has the requisite business, biopharmaceutical, financial and/or managerial experience to serve as a member of the Board of Directors, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board of Directors has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

We do not have a formal policy in place with regard to the consideration of diversity in considering candidates for our Board of Directors, but the Board of Directors strives to nominate candidates with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee our business.

Code of Ethics

We have adopted a Code of Conduct and Ethics, or the Code, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Conduct and Ethics on our website, located at www.keryx.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

UHY LLP (“UHY”), the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2012 and December 31, 2011, has served as our independent registered public accounting firm since 2009. We expect a representative of UHY to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board of Directors has asked the stockholders to ratify the selection of UHY as our independent registered public accounting firm. See Proposal Two: Ratification of Appointment of UHY as Our Independent Registered Public Accounting Firm on page 36 of this proxy statement. The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining UHY’s independence. All proposed engagements of UHY, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2012 and December 31, 2011, UHY billed us an aggregate of approximately $187,925 and $184,525, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and our registration statement filings.

Audit-Related Fees

During the fiscal years ended December 31, 2012 and December 31, 2011, we were not billed by UHY for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2012 and December 31, 2011, UHY billed us an aggregate of approximately $0 and $2,725, respectively, for professional services rendered for tax compliance, tax advice, and tax planning services. These professional services consisted of general consultation from time to time regarding compliance with and planning for federal, state, local, and international tax matters.

All Other Fees

During the fiscal years ended December 31, 2012 and December 31, 2011, we were not billed by UHY for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

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Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

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Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services that we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and UHY LLP, our independent registered public accounting firm for the year ended December 31, 2012, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, (Codification of Statements on Auditing Standards, AU Section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, or SAS 61. SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

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The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of UHY LLP, including the written disclosures made by UHY LLP to the Audit Committee, as required PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee of the Board of Directors

Jack Kaye, Chairperson

Kevin J. Cameron

Joseph Feczko, M.D.

Wyche Fowler, Jr.

Dated March 6, 2013

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Ron Bentsur	47	Chief Executive Officer and Director
James F. Oliviero	37	Chief Financial Officer, Treasurer and Corporate Secretary

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Bentsur is presented in connection with “Corporate Governance” beginning on page 5 of this proxy statement.

James F. Oliviero, CFA, 37, has served as our Chief Financial Officer since April 2009 and previously served as our Vice President, Finance since March 2008. From May 2003 until March 2008, Mr. Oliviero served as Keryx’s Controller, where he was involved in all capital raising, licensing and acquisition transactions. Since joining Keryx, Mr. Oliviero has also been in charge of leading Keryx’s compliance with SEC rules and regulations and other corporate governance matters. From August 1999 until May 2003, Mr. Oliviero served as Director of Finance for ACCESS Oncology, Inc., a privately-held biotechnology company. From July 1997 to August 1999, Mr. Oliviero was an investment banker at ING Barings Furman Selz in New York City, where he worked on various mergers and acquisitions and equity and debt transactions. Mr. Oliviero is a CFA charterholder and holds a B.B.A. in Finance with Highest Distinction from Emory University’s Goizueta Business School.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2012 to the following individuals, whom we refer to as our named executive officers, or NEOs:

•	Ron Bentsur, our Chief Executive Officer; and

•	James F. Oliviero, our Chief Financial Officer, Treasurer and Corporate Secretary.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by acquiring, developing and commercializing medically important pharmaceutical products for the treatment of renal disease. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employee to achieve our business goals; and

•	to reflect our “pay for performance” culture.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. Information about the Compensation Committee and its composition and responsibilities can be found on page 8 under the caption “Compensation Committee.”

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation level for our Chief Financial Officer based upon a subjective assessment of his individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers to the Compensation Committee a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. These recommendations and proposed goals and objectives are reviewed, modified if deemed appropriate, and approved by the Compensation Committee.

Elements of Compensation

Our executive compensation program consists of the following components:

Compensation Element	Purpose
Base salary

Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his position.

Annual cash incentive awards

Annual cash incentive awards represent the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year. Mr. Bentsur’s maximum annual incentive award was equal to 75% of his base salary, per the terms of his employment agreement. Mr. Oliviero’s annual incentive award was determined in connection with the Company’s annual incentive bonus pool, as described below.

Long-term equity awards

Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention. Restricted stock and stock options generally are issued based upon achievement of corporate goals and objectives in the prior year. In addition, Mr. Bentsur is eligible to receive grants of restricted stock pursuant to the performance thresholds provided in his employment agreement, with additional time-based vesting requirements.

Health and welfare plans and retirement plan

These benefits are intended to provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits

Our Chief Executive Officer has an employment agreement that provides for severance benefits in certain circumstances and our Chief Financial Officer has a change-in-control agreement that provides for severance benefits in the event of a qualifying termination following a change in control of the Company.

No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate the payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

In order to maximize the incentive effect of our compensation program, we have structured our performance-based compensation to involve a mix of value opportunities and performance measures.

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Our annual cash incentive awards and our annual equity awards are based partially upon the Company’s performance against pre-set corporate goals and objectives and partially upon the Compensation Committee’s assessment of each individual executive’s contribution to the Company’s performance.

•	The ultimate realized value of our equity awards (stock options and restricted stock awards) is tied to our stock price, in alignment with our stockholders.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2012 Annual Meeting of Stockholders, approximately 74% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2012 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy stockholder support.

In light of the stockholder support of the compensation paid to our named executive officers evidenced by the results of this advisory vote, the Board of Directors and the Compensation Committee have not made any specific changes to our executive compensation program for 2013. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

At the 2011 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2017 annual meeting.

2012 Executive Compensation

2012 Corporate Performance Goals

Our 2012 annual incentive awards were based, in large part, upon the achievement of corporate performance goals, which included a combination of clinical and regulatory goals related to our products as well as other corporate goals, and were achieved at an aggregate level of 87.5%. The corporate performance goals and objectives used to determine annual incentive awards in 2012 were as follows:

•	Various goals related to Zerenex clinical studies — 30.0% maximum potential weighting (30.0% achieved);

•	Various goals related to Zerenex manufacturing — 45.0% maximum potential weighting (45.0% achieved); and

•	Progress in business and corporate development efforts — 25% maximum potential weighting (12.5% achieved).

The Compensation Committee considered performance against these goals in determining the amounts paid as annual incentive awards in 2012, as well as its subjective assessment of our executives’ contributions to Company performance.

Base Salary

Mr. Bentsur’s and Mr. Oliviero’s base salaries for 2012 remained unchanged at $300,000 and $265,000, respectively.

Cash Incentive Awards

In 2012, Mr. Bentsur was eligible to earn an annual cash incentive of up to 75% of his base salary, per the terms of his employment agreement. Mr. Oliviero’s annual incentive award was determined in connection with the Company’s annual incentive bonus pool, as described below. Both executives’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives, each of which are discussed above, and each executive’s individual performance based upon subjective performance reviews. The actual amounts paid to the executives pursuant to their annual cash incentive awards are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Mr. Bentsur’s 2012 Annual Cash Incentive Award. As noted above, in 2012, Mr. Bentsur was eligible to earn an annual cash incentive of up to 75% of his base salary, per the terms of his employment agreement. Mr. Bentsur’s annual cash incentive was based on achievement of the corporate goals and objectives (80% weighting), which was achieved at the 87.5% level, and on individual performance, based upon a subjective review by the Compensation Committee (20% weighting), which was achieved at the 100% level. During 2012, the Compensation Committee did not use any discretion to increase or decrease Mr. Bentsur’s award. Corporate performance and Mr. Bentsur’s individual performance resulted in a $202,500 payment (90.0% of his maximum potential award of $225,000).

Annual Cash Incentive Award Pool and Mr. Oliviero’s 2012 Annual Cash Incentive Award. In 2012, our employees, other than Mr. Bentsur, were eligible for annual cash incentives based on an overall annual cash incentive award pool calculated as the sum of our employees’ salaries (excluding Mr. Bentsur) multiplied by a percentage set by the Compensation Committee for such year. In 2012, the percentage was set at 25.0%, resulting in a maximum cash incentive pay pool of $632,648. For most of our employees, a component of their annual cash incentive is based on corporate goals and objectives and a component is based on individual performance. At the lowest level, employees only have an individual component. For 2012, $570,737 was distributed to employees, including Mr. Oliviero, under the annual cash incentive award pool.

Mr. Oliviero’s maximum 2012 annual cash incentive was determined to be 40% of his base salary. Mr. Oliviero was allocated 18.0% of the maximum pool amount. His award was based on achievement of the corporate goals and objectives (60% weighting), which was achieved at the 87.5% level, and on individual performance, based upon a subjective review by the Chief Executive Officer and the Compensation Committee (40% weighting), which was achieved at the 100% level. In addition, based on its assessment of Mr. Oliviero’s contribution to the Company’s performance during 2012, the Compensation Committee granted Mr. Oliviero an additional amount equal to $664. Corporate performance, Mr. Oliviero’s individual performance, and this additional amount resulted in a $106,000 payment, which represented the maximum potential award.

Long-Term Equity Incentive Awards

Mr. Bentsur. On January 2, 2012, Mr. Bentsur was granted an option to purchase 67,000 shares of our common stock and 33,000 shares of restricted stock, based upon our 2011 corporate goals and objectives, which were achieved at a 80% level, and a subjective consideration of Mr. Bentsur’s individual performance during 2011.

In addition, Mr. Bentsur’s employment agreement provides that he has the opportunity to receive certain restricted stock awards upon the achievement of performance milestones. He received the first two restricted stock awards in 2009 and 2010, which we refer to as the “Bentsur 1st Milestone Award” and the “Bentsur 2nd Milestone Award,” respectively. Upon achievement of the second milestone, the Bentsur 1st Milestone Award was immediately vested. Mr. Bentsur did not receive any milestone awards in 2011 or 2012.

Mr. Bentsur’s employment agreement provides that he has the opportunity to receive the following additional milestone awards:

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400,000 shares of restricted stock upon the first to occur of (a) our filing of an accepted new drug application (an “NDA”) with the U.S. Food and Drug Administration for Zerenex, or (b) our out licensing of Zerenex in the U.S. to a third party, which we refer to as the “Bentsur 3rd Milestone Award.” Such restricted stock will vest in equal installments over each of the first three anniversaries of the grant date provided that Mr. Bentsur remains employed by us during such vesting period. The Bentsur 3rd Milestone Award may be achieved with respect to NDAs or qualifying outlicenses for multiple indications of the same product, but not for subsequent outlicenses of the product relating to an indication for which the milestone is met.

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500,000 shares of restricted stock upon the first to occur of (a) our first commercial sale of Zerenex in the U.S. off an approved NDA, (b) our receipt of the first royalty upon the commercial sale of Zerenex in the U.S. by a partner to whom the Company has sold exclusive or non-exclusive commercial rights, or (c) our complete outlicensing of the entire product rights of Zerenex in the U.S., which we refer to as the “Bentsur 4th Milestone Award.” Such restricted stock will vest on the first anniversary of the grant date provided that he remains employed by us during such vesting period.

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100,000 shares of restricted stock upon each event of our outlicensing Zerenex in a foreign market, other than Japan, resulting in a greater than $10 million non-refundable cash payment to the Company with a gross deal value to the Company of at least $50 million, which we refer to as the “Bentsur 5th Milestone Award.” Such restricted stock will vest in equal installments over each of the first three anniversaries of the date of grant provided he remains employed by us during such vesting period.

Annual Equity Award Pool and Mr. Oliviero. In 2012, based upon performance during 2011, our employees, other than Mr. Bentsur, were eligible to receive long-term equity awards based on an overall annual equity award pool of 574,191 shares, calculated based upon 0.75% of an adjusted fully-diluted shares outstanding figure (76,558,866). In 2012, based upon performance during 2011, each employee was allocated a portion of the annual equity award pool which represented such employee’s maximum potential grant. For most of our employees, a component of their annual equity award is based on corporate goals and objectives and a component is based on individual performance. At the lowest level, employees only have an individual component. In 2012 (based upon performance during 2011), options to purchase 324,500 shares of our common stock and 171,300 shares of restricted stock were granted to employees from the annual equity award pool, including a grants of 55,000 stock options and 28,000 restricted shares to Mr. Oliviero. In addition, in alignment with our compensation philosophy and objectives described above, on May 21, 2012 the Compensation Committee granted Mr. Oliviero 400,000 shares of restricted stock, with 150,000 shares to vest on the first acceptance of an NDA for Zerenex, and 250,000 shares to vest on the first FDA approval of Zerenex.

For additional information regarding our named executive officers’ stock grants, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at 2012 Fiscal Year End” table. Awards based upon consideration of 2012 performance were granted on January 2, 2013. Pursuant to SEC rules, these awards will appear in next year’s proxy statement.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

Severance Benefits

We have an employment agreement with Mr. Bentsur that provides, among other things, payment and benefits upon certain terminations of employment. We believe this agreement was an important component in our effort to recruit and retain a chief executive officer, particularly for a company at our stage of development and in our relatively high-risk industry. On January 13, 2012, we amended Mr. Bentsur’s employment agreement to extend the expiration date from May 20, 2012, to May 20, 2014 and to provide increased severance benefits in connection with a change in control.

On October 31, 2011, we entered into a change-in-control agreement with Mr. Oliviero that provides certain payments and benefits upon an involuntary termination of employment with within 12 months following a change in control.

The Board of Directors believes that the change in control benefits described above are in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Mr. Bentsur and Mr. Oliviero, notwithstanding the possibility, threat or occurrence of a change in control of the Company.

For more information on Mr. Bentsur’s employment agreement, including the amendment, and Mr. Oliviero’s change-in-control agreement, see the “Potential Payments upon Termination or Change-in-Control” section beginning on page 25 of this proxy statement.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

By the Compensation Committee of the Board of Directors

Kevin Cameron, Chairperson

Wyche Fowler, Jr.

Michael Tarnok

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Management and the Compensation Committee reviewed the Company’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate business risks. In conducting this assessment, the Compensation Committee considered, among other things, the performance objectives used in connection with these incentive awards and the features of the Company’s compensation program that are designed to mitigate compensation-related risk. The Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our current named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2010, 2011 and 2012. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ron Bentsur	2012	300,000	83,490	124,084	202,500	—	710,074
Chief Executive Officer	2011	300,000	114,500	262,590	210,338	—	887,428
	2010	300,000	710,000	251,829	175,000	—	1,436,829

James F. Oliviero	2012	265,000	70,840	101,860	106,000	—	543,700
Chief Financial Officer, Treasurer and Corporate Secretary	2011	265,000	74,425	170,684	106,000	—	616,109
	2010	258,750	250,000	—	106,000	—	614,750

(1)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones because the “measurement date” for accounting purposes has not yet occurred and the fair value is uncertain. Stock-based compensation will be measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2012, which are included in our Annual Report on Form 10-K for the fiscal year 2012.

Grants of Plan-Based Awards For Fiscal Year 2012

The following table below sets forth the individual grants of awards made to each of our NEOs during 2012. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Mr. Bentsur	01/02/12	(3)	—	—	—	33,000			83,490
	01/02/12	(3)	—	—	—	—	67,000	2.53	124,084
	—		—	225,000	—				—
Mr. Oliviero	01/02/12	(3)	—	—	—	28,000			70,840
	01/02/12	(3)	—	—	—		55,000	2.53	101,860
	05/21/12	(4)				400,000			—
	—		—	106,000	—	—	—	—	—

(1)	Represents target payout values for 2012 cash performance awards. Pursuant to his employment agreement, Mr. Bentsur was eligible to receive a target cash bonus of up to 75% of his base salary. At the

Compensation Committee’s discretion, payouts can be zero. The actual amount earned by each NEO in 2012 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 21 of this proxy statement.

(2)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones because the “measurement date” for accounting purposes has not yet occurred and the fair value is uncertain. Stock-based compensation will be measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2012, which are included in our Annual Report on Form 10-K for the fiscal year 2012.

(3)	Award of time-vesting restricted stock and stock options to Mr. Bentsur and Mr. Oliviero under the 2004 Long-Term Incentive Plan, or the 2004 Plan.
(4)	Award of milestone-vesting restricted stock to Mr. Oliviero under the 2004 Plan.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2012 Fiscal Year End Table below.

Employment Agreements

We entered into an employment agreement with Mr. Bentsur on September 14, 2009. The Company amended Mr. Bentsur’s agreement so that it now terminates on May 20, 2014, rather than May 20, 2012. Under the employment agreement, Mr. Bentsur’s base salary is equal to $300,000 per year, which may be increased from year to year or decreased in an amount up to 10% in the aggregate in the discretion of the Compensation Committee. Mr. Bentsur also is eligible to receive an annual bonus, not to exceed 75% of his base salary, if certain performance objectives agreed to by the Compensation Committee and Mr. Bentsur are met. Mr. Bentsur’s employment agreement also entitles him to severance and other benefits in the event of certain terminations of employment, as described under “Potential Payments upon Termination or Change in Control” below. Mr. Oliviero does not have an employment agreement.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2012 for each of our NEOs.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(21) ($)
Mr. Bentsur	450,000	(1)	150,000	(1)	0.35	05/20/19
	103,200	(2)	20,640	(2)	2.50	01/02/20
	43,750	(3)	31,250	(3)	4.58	01/02/21
	—		67,000	(4)	2.53	01/02/22
							83,334	(13)	218,335
							10,416	(14)	27,290
							33,000	(15)	86,460
Mr. Oliviero	30,000	(5)	—		4.59	01/02/14
	25,000	(6)	—		11.22	01/03/15
	50,000	(7)	—		14.64	01/02/16
	50,000	(8)	—		14.64	01/02/16
	25,000	(9)	—		13.30	12/31/16
	18,000	(10)	—		8.56	12/30/17
	28,438	(11)	20,312	(11)	4.58	01/02/21
	—		55,000	(12)	2.53	01/02/22
							3,125	(16)	8,188
							8,333	(17)	21,832
							6,770	(18)	17,737
							28,000	(19)	73,360
							400,000	(20)	1,048,000

(1)

Stock options awarded to executive on May 20, 2009, under the 2009 CEO Incentive Plan, which we refer to as the Initial Option Grant. The stock options vest as to 150,000 of the options in equal installments on each of May 20, 2010, May 20, 2011, May 20, 2012 and May 20, 2013. The Initial Option Grant was issued as an inducement award for Mr. Bentsur to join our company in accordance with Nasdaq Marketplace Rule 5635(c)(4) and was not granted under our stockholder-approved incentive plan.

(2)

Stock options awarded to executive on January 2, 2010, under the 2007 Plan. The stock options vested as to 41,280 of the options on January 2, 2011, and the remaining options vest in equal installments on a quarterly basis through January 2, 2013.

(3)

Stock options awarded to the executive on January 2, 2011, under the 2004 Plan. The stock options vested as to 25,000 of the options on January 2, 2012, and the remaining options vest in equal installments on a quarterly basis through January 2, 2014.

(4)

Stock options awarded to the executive on January 2, 2012, under the 2004 Plan. The stock options vest as to 22,333 of the options on January 2, 2013, and the remaining options vest in equal installments on a quarterly basis through January 2, 2015.

(5)

Stock options awarded to the executive on January 2, 2004, under the 2000 Stock Option Plan (the “2000 Plan”). The stock options vested as to 7,500 of the options on January 2, 2005, and the remaining options vested in equal installments on a quarterly basis through January 2, 2008.

(6)

Stock options awarded to the executive on January 3, 2005, under the 2004 Plan. The stock options vested as to 6,256 options on January 3, 2006, and the remaining options vested in equal installments on a quarterly basis through January 3, 2009.

(7)

Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested as to 12,500 options on January 2, 2007, and the remaining options vested in equal installments on a quarterly basis through January 2, 2010.

(8)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested in 2006 due to the achievement of a certain financial milestone.
(9)

Stock options awarded to the executive on December 31, 2006, under the 2004 Plan. The stock options vested as to 6,256 options on December 31, 2007, and the remaining options vested in equal installments on a quarterly basis through December 31, 2010.

(10)

Stock options awarded to the executive on December 30, 2007, under the 2007 Plan. The stock options vested as to 4,500 options on December 30, 2008, and the remaining options vested in equal installments on a quarterly basis through December 30, 2011.

(11)

Stock options awarded to the executive on January 2, 2011, under the 2004 Plan. The stock options vested as to 16,250 options on January 2, 2012, and the remaining options vest in equal installments on a quarterly basis through January 2, 2014.

(12)

Stock options awarded to the executive on January 2, 2012, under the 2004 Plan. The stock options vest as to 18,333 of the options on January 2, 2013, and the remaining options vest in equal installments on a quarterly basis through January 2, 2015.

(13)	Restricted stock granted to the executive on March 23, 2010, under the 2007 Plan, which vest as to 83,334 shares on March 23, 2013.
(14)	Restricted stock granted to the executive on January 2, 2011, under the 2007 Plan, which vest in equal installments on a quarterly basis through January 2, 2014.
(15)

Restricted stock granted to the executive on January 2, 2012, under the 2004 Plan, which vest as to 11,000 shares on January 2, 2013, and the remaining shares vest in equal installments on a quarterly basis through January 2, 2015.

(16)	Restricted stock granted to the executive on January 2, 2009, under the 2007 Plan, which vest in equal installments on a quarterly basis through January 2, 2013.
(17)	Restricted stock granted to the executive on January 2, 2010, under the 2007 Plan, which vest in equal installments on a quarterly basis through January 2, 2013.
(18)	Restricted stock granted to the executive on January 2, 2011, under the 2007 Plan, which vest in equal installments on a quarterly basis through January 2, 2014.
(19)

Restricted stock granted to the executive on January 2, 2012, under the 2004 Plan, which vest as to 9,333 shares on January 2, 2013, and the remaining shares vest in equal installments on a quarterly basis through January 2, 2015.

(20)

Restricted stock granted to the executive on May 21, 2012, under the 2004 Plan, which vest as to 150,000 shares upon the first acceptance of a New Drug Application for Zerenex (ferric citrate), and 250,000 shares upon the first Food and Drug Administration approval of Zerenex (ferric citrate).

(21)	Based on the closing price of our stock on December 30, 2012 ($2.62), the last trading day of the 2012 fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2012

The following table provides information regarding the number of shares acquired upon vesting of shares for our NEOs during 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Bentsur	97,917	448,312
Mr. Oliviero	55,314	123,032

(1)	Represents the aggregate value of restricted stock vesting in 2012, based upon the fair market value of our common stock on the applicable vesting date.

Potential Payments upon Termination or Change in Control

We have an employment agreement with Mr. Bentsur that provides certain compensation and benefits in the event of the termination of his employment under certain conditions. In addition, in 2011, we entered into a change-in-control agreement with Mr. Oliviero that provides certain compensation and benefits in the event of his qualifying termination in connection with a change in control. In addition, our equity plans provide certain benefits in connection with a change in control.

Equity Plans

Pursuant to the terms of the 2004 Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully-vested. Pursuant to the terms of the 2007 Plan, upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all outstanding awards under such plan will become fully vested. The 2007 Plan also provides that, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason,” then all outstanding awards under such plan will become fully-vested. For purposes of the 2007 Plan, “Good Reason” generally means (i) a material diminution in the participant’s duties, or the assignment to the participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements; or (ii) a material breach by the Company of its obligations to the participant under any written employment agreement or arrangement. For purposes of the 2007 Plan, “Cause” generally means (i) a material breach of the terms of the participant’s restrictive covenants with the Company; (b) a material breach by the participant of any provision of his or her employment arrangement; (c) the habitual neglect or gross failure by the participant to adequately perform his or her duties; (d) any act of moral turpitude or criminal action connected to the participant’s employment with the Company; or (e) the participant’s repetitive refusal to comply with, or his or her violation of lawful instructions of, the Chief Executive Officer, Chief Financial Officer or the Board of Directors.

Ron Bentsur

The table below summarizes the value of potential payments and benefits that Mr. Bentsur would receive if his employment was terminated on December 31, 2012 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2012. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control)		Death or Disability; Termination of Employment in Connection With Expiration of Employment Period		Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control)	Change in Control (Absent Termination)
	($)		($)		($)	($)
Cash Severance	150,000		—		532,789	—
Value of Accelerated Equity(1)	218,335	(2)	218,335	(2)	3,039,092	3,039,092	(3)

Total	368,335		218,335		3,571,881	3,039,092

(1)

Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2012 ($2.62), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.

(2)	Assumes that the Unearned Milestone Opportunity (as defined below) was not achieved during the 3-month period following termination.
(3)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Termination Other than for Cause; Termination for Good Reason. If we terminate Mr. Bentsur for any reason other than for “Cause” or disability, or if he terminates his employment for “Good Reason,” then he is entitled to the following benefits:

•	a lump sum cash severance payment equal to 50% of his then-current base salary;

•	any vested portion of the Initial Option Grant will remain exercisable for a period of one year;

•

any outstanding shares of restricted stock granted to Mr. Bentsur as a milestone award by reason of the achievement of a milestone (as described earlier in this proxy statement) (the “Earned Milestone Awards”) prior to the date of termination will become fully vested and non-forfeitable as of the date of termination; and

•

his opportunity to earn milestone awards with respect to any milestone condition which has not been met as of the date of termination (the “Unearned Milestone Opportunity”) will continue for a period of three months after the date of termination and, to the extent that a milestone is achieved during such three-month period, the stock relating to such milestone will be issued to Mr. Bentsur as fully-vested shares, rather than restricted stock, or, in our sole discretion, we may pay Mr. Bentsur an amount in cash equal to the value of such shares.

The employment agreement also provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code, the payments will be limited to the maximum amount that could be paid without triggering the excise tax, provided that such cut-back would produce a greater net benefit to Mr. Bentsur than if he had paid the excise tax.

“Cause” generally means the executive’s: (i) conviction of, pleading guilty to, or confession to a felony or any crime involving any act of dishonesty, fraud, misappropriation or embezzlement; (ii) misconduct or gross negligence in connection with the performance of his duties; (iii) engaging in any fraudulent, disloyal or unprofessional conduct which is, or is likely to be, injurious to the Company, its financial condition, or its reputation; (iv) failure to perform his duties with the Company; (v) failure to meet agreed-upon, written performance standards; or (vi) breach of the covenants in the agreement, or material breach of any other provisions of this Agreement. “Good Reason” generally means (i) a reduction in his base salary of more than 10% in the aggregate (i.e., in excess of $30,000); (ii) a material diminution in his authority, duties, or responsibilities; (iii) a requirement that he report to a corporate officer or employee instead of reporting directly to the Board of Directors; (iv) relocation of his principal office to location that is more than 50 miles away from the current location of the Company’s principal office; or (v) any other material breach by the Company of the employment agreement.

Death; Disability; Termination of Employment in Connection With Expiration of Employment Period. If Mr. Bentsur’s employment is terminated by reason of his death or disability, or if we terminate his employment upon the normal expiration of the employment period, then he will receive his accrued obligations and any vested portion of the Initial Stock Option will remain exercisable for a period of one year following his date of termination. His outstanding Earned Milestone Awards will become fully vested and non-forfeitable. In addition, any Unearned Milestone Opportunity will continue for a period of 3 months following his termination and, to the extent that a milestone is achieved during such three-month period, the stock relating to such milestone will be issued to Mr. Bentsur or his estate, as the case may be, as fully-vested shares, rather than restricted stock, or, in our sole discretion, we may pay Mr. Bentsur an amount in cash equal to the value of such shares.

Change in Control. As discussed in the Compensation Discussion and Analysis, on January 13, 2012, we amended Mr. Bentsur’s employment agreement to provide that, if, within one year after the effective date of a change in control, Keryx or its successor terminates Mr. Bentsur’s employment without cause, or Mr. Bentsur resigns for good reason, then Mr. Bentsur will receive (i) a lump sum cash payment equal to the sum of (A) his then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control, and (B) the annual bonus earned by Mr. Bentsur for the fiscal year immediately prior to the year in which his date of termination occurs, if any; and (ii) a lump sum cash payment equal to the total monthly premium payment (both the Keryx portion and Mr. Bentsur’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

Upon the occurrence of a change in control, and except with respect to any awards (or Unearned Milestone Opportunities) assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control:

•	the Initial Option Grant will immediately vest and become fully exercisable;

•	any Earned Milestone Awards will become fully vested and non-forfeitable; and

•

any Unearned Milestone Opportunity will expire without consideration; provided that we will grant to Mr. Bentsur, immediately prior to the effective time of the change in control, (A) 400,000 shares of fully-vested common stock in the event that he has not, as of such time, previously received any milestone awards under the Bentsur 3rd Milestone Award, and (B) 500,000 shares of vested common stock in the event that he has not, as of such time, previously received any milestone awards under Bentsur 4th Milestone Award, or, in our discretion, the cash equivalent of (A) and (B).

In the event that the Initial Option Grant, any Earned Milestone award, or any Unearned Milestone Opportunity is assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, then if, within one year after the effective date of the change in control, Mr. Bentsur’s employment is terminated without cause or Mr. Bentsur resigns for good reason:

•	the Initial Option Grant will become fully vested and exercisable and will remain exercisable for a period of one year following Mr. Bentsur’s date of termination;

•	any Earned Milestone awards will become fully vested and non-forfeitable;

•	Unearned Milestone Awards with respect to the Bentsur 2nd and 5th Milestone Awards will continue for a period of three months after Mr. Bentsur’s date of termination, and

•	Unearned Milestone Awards with respect to the Bentsur 3rd and 4th Milestone Awards will continue for a period of one year after Mr. Bentsur’s date of termination.

To the extent that a milestone is achieved during such three-month or one-year period above, as the case may be, the stock relating to such milestone will be issued to Mr. Bentsur as fully-vested shares, rather than restricted stock. Any Unearned Milestone Opportunities which remain unearned at the end of such three-month or one-year period, as the case may be, will expire without consideration.

For purposes of Mr. Bentsur’s employment agreement, as well as the 2004 Plan and 2007 Plan, “Change in Control” generally means: (i) the incumbent Board of Directors of the Company ceases to constitute a majority of the Board of Directors; (ii) the acquisition by any person of 30% or more ownership interest in the outstanding common stock or combined voting power of the then outstanding securities of the Company (with certain limited exceptions); or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of the assets of the Company, unless (a) the beneficial owners of the Company’s stock immediately prior to the transaction continue to own 50% or more of the outstanding common stock and combined voting power of the then outstanding securities of the Company and (b) no person acquires a 30% or more ownership interest in the then outstanding common stock or combined voting power of the then outstanding securities of the Company.

Restrictive Covenants. During the one-year period after his termination of employment, Mr. Bentsur is prohibited from soliciting protected customers or employees of the Company, competing with the Company, and disclosing any of the Company’s confidential information or trade secrets.

James F. Oliviero

The table below summarizes the value of potential payments and benefits that Mr. Oliviero would receive if his employment was terminated on December 31, 2012 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2012. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Termination without Cause or Resignation for Good Reason Following a Change in Control	Change in Control (Absent Termination)
	($)	($)
Cash Severance	399,981	—
Value of Accelerated Equity(1)	1,174,067	1,174,067

Total	1,574,048	1,174,067	(2)

(1)

Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2012 ($2.62), the last trading day of the most recently completed fiscal year, less the exercise price of the stock option. For purposes of this calculation, outstanding options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.

(2)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Qualifying Termination in Connection with a Change in Control. We do not have an employment agreement with Mr. Oliviero. On October 31, 2011, the Company entered into a change-in-control agreement with Mr. Oliviero, which provides that in the event that Mr. Oliviero’s employment with the Company (or any successor entity) is terminated either by the Company (or any successor entity) without “cause” or by Mr. Oliviero for “good reason”, in each case, on, or within 12 months after, the effective date of a change in control, he will receive (subject to his execution of a general release of claims against the Company and its affiliates): (i) a lump sum cash payment equal to the sum of (A) his base salary, and (B) the annual bonus earned by him for the fiscal year immediately prior to the year in which his date of termination occurs, if any, and (ii) a lump sum cash payment equal to the total monthly premium payment (both the Company and employee portion of such premium) under the Company’s group healthcare plan multiplied by twelve (12).

Under the terms of the agreement, if it is determined that any payment or benefit would constitute a parachute payment under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary (but not below zero) so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code.

The agreement will be effective upon the consummation of a change in control. In the event that a change in control does not occur on or prior to October 31, 2013, the agreement will automatically terminate on such date and have no force or effect. If Mr. Oliviero’s employment with Keryx (or any successor entity) is terminated for any reason other than as described above, he will not be entitled to receive any benefits under the agreement.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors receive the following cash compensation: (i) $50,000 annual retainer; (ii) $20,000 additional retainer for service as Chairman of the Audit Committee; and (iii) $20,000 additional annual retainer for service as Chairman of the Board. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors receive the following equity compensation under the Directors’ Equity Compensation Plan, which is currently a subplan of the 2004 Plan.

•

Initial Option Grant. Non-employee directors receive options to purchase 50,000 shares of our common stock upon initial election or appointment to the Board of Directors. The initial options will vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•

Re-Election Option Grant. Non-employee directors receive options to purchase 25,000 shares of our common stock upon each re-election to the Board of Directors. Each non-employee director received a re-election option grant in 2012. Such options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•

Re-Election Stock Grant. Non-employee directors receive a restricted stock award of 15,000 shares of our common stock upon each re-election to the Board of Directors. Each non-employee director received a re-election restricted stock award in 2012. Such restricted stock vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

2012 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board of Directors for all services in all capacities during 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Kevin Cameron	50,000	27,000	33,850	110,850

Joseph Feczko	50,000	27,000	33,850	110,850

Wyche Fowler	50,000	27,000	33,850	110,850

Jack Kaye	70,000	27,000	33,850	130,850

Michael Tarnok	70,000	27,000	33,850	130,850

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)

Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2012, which are included in our Annual Report on Form 10-K for the fiscal year 2012.

The following table shows the number of stock and option awards granted to each director during 2012, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718):

Name	Grant Date	Stock Awards (#)	Stock Options (#)	Grant Date Fair Value of Awards ($)
Kevin Cameron	6/20/12	15,000		27,000
	6/20/12		25,000	33,850

Joseph Feczko	6/20/12	15,000		27,000
	6/20/12		25,000	33,850

Wyche Fowler	6/20/12	15,000		27,000
	6/20/12		25,000	33,850

Jack Kaye	6/20/12	15,000		27,000
	6/20/12		25,000	33,850

Michael Tarnok	6/20/12	15,000		27,000
	6/20/12		25,000	33,850

The following table reflects the aggregate number of unvested stock awards and unexercised vested and unvested option awards that were held by each of our non-employee directors as of December 31, 2012.

Name	Stock Awards (#)	Option Awards (#)
Kevin Cameron	30,000	185,000

Joseph Feczko	26,666	100,000

Wyche Fowler	30,000	185,000

Jack Kaye	30,000	185,000

Michael Tarnok	30,000	175,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kevin Cameron, Wyche Fowler, Jr. and Michael Tarnok. No member of our Compensation Committee during fiscal year 2012 or as of the date of this proxy statement, is or has been an officer or employee of Keryx or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Keryx requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for one Form 4 by each of Joseph M. Feczko and Jack Kaye.

RELATED-PERSON TRANSACTIONS

Policy

Our Board of Directors has determined that the Audit Committee is best suited to review and approve transactions with related persons, and they do so under the terms of our Related Person Transactions Policy, which is available on our website, located at www.keryx.com. According to our Related Person Transactions Policy, prior to entering into a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee of the Company (“Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Committee Chairman may reasonably request. If the Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Committee Chairman possesses delegated authority to act between Committee meetings.

The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Chairperson, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Chairperson of the Audit Committee will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction that has not been previously approved or previously ratified under this policy, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Chairperson, as applicable, promptly, and the Audit Committee or Chairperson will consider all of the relevant facts and circumstances available to the Audit Committee or the Chairperson as provided above. Based on the conclusions reached, the Audit Committee or Chairperson, as applicable, will evaluate all options, including but not limited to, ratification, amendment or termination of the related person transaction.

Related Person Transactions

We did not have any related person transactions in 2012, and none are currently proposed.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 23, 2013, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of April 23, 2013, there were              shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 23, 2013. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Ron Bentsur(2)
Kevin J. Cameron(3)
Joseph M. Feczko, M.D(4)
Wyche Fowler, Jr.(5)
Jack Kaye(6)
James F. Oliviero(7)
Michael P. Tarnok(8)
All current directors and named executive officers as a group(9)
5% Stockholders:
BlackRock Inc.(10)
Deerfield Mgmt, L.P.(11)
RA Capital Management, LLC(12)

*	Less than 1% of outstanding common stock
(1)	The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022.
(2)	Includes 808,007 shares of our common stock issuable upon the exercise of options.
(3)	Includes 160,000 shares of our common stock issuable upon the exercise of options.
(4)	Includes 58,334 shares of our common stock issuable upon the exercise of options.
(5)	Includes 160,000 shares of our common stock issuable upon the exercise of options.
(6)	Includes 160,000 shares of our common stock issuable upon the exercise of options.
(7)	Includes 257,479 shares of our common stock issuable upon the exercise of options.
(8)	Includes 140,000 shares of our common stock issuable upon the exercise of options.
(9)	Includes 1,743,820 shares of our common stock issuable upon the exercise of options.
(10)

The address of BlackRock Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock Inc. beneficially owns 8,559,476 shares of Keryx common stock as a parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G). This information is based on a Schedule 13G filed on April 10, 2013.

(11)

The address of Deerfield Mgmt, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. On February 15, 2013, Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and James E. Flynn collectively filed a joint statement on Schedule 13G. The group’s holdings are comprised of an aggregate of 4,739,082 shares of Keryx common stock held by Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the general partner and Deerfield Management Company, L.P. is the investment advisor.

(12)

The address of RA Capital Management, LLC is 20 Park Plaza, Suite 1200, Boston, MA 02116. On February 15, 2013, Peter Kolchinsky, RA Capital Management, LLC, and RA Capital Healthcare Fund, L.P. collectively filed a joint statement on Schedule 13G. Mr. Kolchinsky (the “Manager”) is the manager of RA Capital Management, LLC (“Capital”), which is the investment adviser and sole general partner of RA Capital Healthcare Fund, L.P. (“Fund”) and serves as the investment adviser to a separate discretionary account. The beneficial ownership of each person is as follows: (i) Fund beneficially owns 3,540,150 shares of Keryx common stock and (ii) Capital, as the investment adviser and sole general partner of the Fund and investment adviser to an account owned by a separate investment vehicle which holds shares of Keryx common stock, and Mr. Kolchinsky as the manager of Capital, each beneficially own 5,285,000 shares of Keryx common stock.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors currently consists of six members. All of our current directors have been nominated for re-election at the 2013 Annual Meeting of Stockholders by all of our independent directors. The nominated directors are: Ron Bentsur, Kevin J. Cameron, Joseph M. Feczko, M.D., Wyche Fowler, Jr., Jack Kaye, and Michael P. Tarnok. For information about each of the nominees and our Board of Directors generally, please see “Corporate Governance-Our Board of Directors” beginning on page 5. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for re-election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF UHY LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is submitting the selection of UHY LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If UHY LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. UHY LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2013, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS KERYX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF UHY LLP.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE

OUR AUTHORIZED SHARE CAPITAL BY 35,000,000

The Board of Directors has determined that it would be advisable and in our best interests to amend Article 4 of our Certificate of Incorporation, or the Charter, to provide our Board of Directors with the authority to issue 135,000,000 shares, which is divided into 130,000,000 shares of Common Stock, par value of $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. A copy of the proposed amendment to the Charter is attached to this Proxy Statement as Exhibit A (referred to as the Proposed Amendment herein).

Proposed Amendment

The Board of Directors has approved, subject to stockholder approval at the Annual Meeting, the Proposed Amendment, which will authorize our Board of Directors to issue 135,000,000 shares, which is divided into 130,000,000 shares of Common Stock, par value of $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. An issuance of additional stock that may be adopted by our Board of Directors could have the effect of diluting the ownership percentage and voting power of potential acquirers, and therefore may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. Under the terms of the Proposed Amendment, the Board of Directors would have the authority to determine the terms of any issuance of stock, including, but not limited to: the number of shares in a series; the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of a series in respect of dividends, and whether such dividends, if any, shall be cumulative or non-cumulative; dates at which dividends, if any, shall be payable, the redemption rights and price or prices, if any, for shares of the series; whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Company or any other corporation; the voting rights, if any, of the holders of shares of the series generally or upon specified events; and any other rights, powers, preferences of such shares as are permitted by law. Our Board of Directors currently has no intention to issue any shares following the adoption of the Proposed Amendment.

Possible Benefits of the Proposed Amendment

The Board of Directors believes that the Proposed Amendment would provide important benefits to the Company. In particular, in the event of an unfriendly or unsolicited proposal to take-over or restructure the Company, the Proposed Amendment would give the Company time to negotiate with the sponsor, to consider alternative proposals and to assure that stockholder value is maximized. We are currently not aware of any person or entity that may be seeking to take-over or otherwise gain control of the Company.

Possible Anti-Takeover Effect of the Proposed Amendment

The Proposed Amendment may be deemed to have an anti-takeover effect because it may create, under certain circumstances, an impediment which would frustrate persons seeking to affect a takeover or otherwise gain control of the Company.

Vote Required and Board Recommendation

The adoption of the Proposed Amendment requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. If the Proposed Amendment is approved by the stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the Delaware General Corporation Law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL BY 35,000,000 SHARES.

PROPOSAL FOUR:

APPROVAL OF THE 2013 INCENTIVE PLAN

Background

The Company currently maintains the Keryx Biopharmaceuticals, Inc. 2004 Equity Incentive Plan, as amended (the “2004 Plan”) and the Keryx Biopharmaceuticals, Inc. 2007 Incentive Plan (the “2007 Plan” and together with the 2004 Plan, the “Prior Plans”). As of March 31, 2013, 2013, approximately 184,525 shares of the Company’s common stock remained reserved and available for future awards under the 2007 Plan, and approximately 328,886 shares remained reserved and available for future awards under the 2004 Plan. By their terms, the 2004 Plan will expire in 2014, and the 2007 Plan will expire in 2017. No additional awards may be issued under the Prior Plans following their expiration.

The Board believes that it is both necessary and appropriate to adopt a new plan in order to enable the Company to continue to offer meaningful equity-based awards and incentives to key employees and non-employee directors and to attract and retain qualified employees that the Company may wish to hire in the future. The Prior Plans have been effective in attracting and retaining qualified employees and directors and have provided incentives that align the interests of plan participants with those of our stockholders.

As a result, on April 15, 2013, the Board approved the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan (the “2013 Plan”), subject to stockholder approval at the Annual Meeting. If approved by the stockholders, 3,500,000 shares would be available for issuance pursuant to awards under 2013 Plan. Future grants to the Company’s employees, officers, directors and consultants could be made from the 2013 Plan and the Prior Plans, up until the time of their expiration or exhaustion of their share reserves. If the 2013 Plan is approved by the stockholders, it will become effective as of the date it was approved by the Board. A copy of the 2013 Plan, as proposed, is attached to this Proxy Statement as Exhibit B.

Our request to approve the 2013 Plan considers the following:

•

Stockholder approval of the 2013 Plan is necessary in order for the Company to meet the stockholder approval requirements of Nasdaq, to grant incentive stock options under the 2013 Plan, and to allow for certain awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

•	As indicated above, the Prior Plans will expire in 2014 and 2017, and a limited number of shares remain available for grant under the Prior Plans.

•

We are a biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease. We are developing Zerenex™ (ferric citrate), an oral, ferric iron-based compound that has the capacity to bind to phosphate in the gastrointestinal tract and form non-absorbable complexes. Zerenex has completed a U.S.-based Phase 3 clinical program for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease, conducted pursuant to a Special Protocol Assessment (SPA) agreement with the FDA. The submission of a new drug application (NDA) with the FDA and a marketing authorization application (MAA) with the European Medicines Agency (EMA) is pending. Zerenex is also in Phase 2 development in the U.S. for the management of phosphorus and iron deficiency in anemic patients with Stage 3 to 5 non-dialysis dependent chronic kidney disease. Keryx’s Japanese partner, Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. has filed its NDA for marketing approval of ferric citrate in Japan for the treatment of hyperphosphatemia in patients with chronic kidney disease. The next several years will be an important time for the Company in its development and potential commercialization of Zerenex.

•

We believe that it is prudent to make additional shares available for grant to employees, non-employee directors and consultants. If the 2013 Plan is not approved by the stockholders, we would need to make changes to our incentive programs to conserve our share reserve remaining under the Prior Plans. These changes would limit our flexibility to provide competitive compensation and our ability to attract, retain and reward qualified employees during this important time.

A summary of the 2013 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2013 Plan, which is attached to this Proxy Statement as Appendix A.

Important Provisions

The 2013 Plan contains a number of provisions that the Company believes are consistent with the interests of stockholders and sound corporate governance practices, including:

•

No repricing of stock options or SARs. The 2013 Plan prohibits the repricing of stock options or SARs without stockholder approval. This prohibition includes (i) reducing the exercise price or base price of an option or SAR after the date of grant, (ii) cancelling an option or SAR in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, and (iii) repurchasing an option or SAR for value (in cash or otherwise) if the current fair market value of the shares of common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR.

•

No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•

Limit on awards to non-employee directors. The 2013 Plan limits the maximum aggregate number of shares underlying any award granted in any 12-month period to any one non-employee director to 1,000,000 shares.

•	No award may be transferred for value. The 2013 Plan prohibits the transfer of unexercised, unvested or restricted awards to third parties for value.

No liberal definition of “change in control.” The change in control definition contained in the 2013 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

No liberal share counting. If outstanding shares are tendered to the Company, or withheld from an award, to satisfy the exercise price or tax liability resulting from the award, such tendered or withheld shares will count against the share reserve under the 2013 Plan and will not be available for grant.

Purpose

The purpose of the 2013 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards

The 2013 Plan authorizes the grant of awards in any of the following forms:

•

Options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the Code. The exercise price of an option granted under the 2013 Plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the 2013 Plan have a maximum term of ten years, except for certain nonstatutory options granted to participants outside the United States.

•

Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the 2013 Plan have a maximum term of ten years, except for certain SARs granted to participants outside the United States.

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

•

Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee.

•

Deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

•	Performance awards, including qualified performance-based awards under Code Section 162(m).

•	Other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

•	Cash-based awards.

All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Compensation Committee. Outstanding restricted stock awards generally will be eligible to receive immediate payment of any dividends on the restricted shares, unless otherwise determined by the Compensation Committee. Dividend equivalent rights, which entitle the participant to receive payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs. Unless otherwise determined by the Compensation Committee, dividend equivalents rights will be paid only after vesting of the related award.

Awards to Non-Employee Directors

Awards granted under the 2013 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2013 Plan to non-employee directors. The maximum aggregate number of shares underlying any award granted under the 2013 Plan in any 12-month period to any one non-employee director is 1,000,000 shares.

Shares Available for Awards

Subject to stockholder approval and adjustment as provided in the 2013 Plan, 3,500,000 shares of Stock are reserved and available for issuance pursuant to awards granted under the 2013 Plan.

Share Counting

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason and shares underlying awards that are ultimately settled in cash, will be added back to the share reserve and will again be available for future grants of awards under the 2013 Plan. The 2013 Plan does not permit shares tendered or withheld from an award to pay the exercise price or tax liability on any award to be added back to the 2013 Plan’s share reserve.

Limitations on Awards

The maximum aggregate number of shares subject to stock-based awards that may be granted under the 2013 Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	3,500,000
SARs	1,000,000
Restricted Stock or Restricted Stock Units	1,000,000
Other Stock-Based Awards	1,000,000
Cash-Based Incentive Awards	$10,000,000
Awards to Non-Employee Directors	1,000,000

Administration

The 2013 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2013 Plan; amend the 2013 Plan and any award certificates; and make all other decisions and determinations that may be required under the 2013 Plan. The Board of Directors may at any time administer the 2013 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2013 Plan.

In addition, the Board may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers and are not reasonably anticipated to be become officers subject to the deduction limits of Section 162(m) of the Code during the term of the award.

Deductibility under Section 162(m)

The 2013 Plan is designed so that grants of market-priced options and SARs under the 2013 Plan, and other awards that are conditioned on performance goals as described below, may be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and may be fully deductible. While the Compensation Committee believes it is important to preserve the deductibility of compensation under Code Section 162(m) generally, there is no guarantee that the performance-based compensation exemption would be available in any particular circumstance, and the Board and the Compensation Committee reserve the right to grant or approve awards or compensation that is non-deductible.

Performance Goals

The Compensation Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award. Performance goals for such awards shall be based on one or more of the following criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions, divestitures, in licensing, or product acquisitions)

•	Market capitalization

•	Clinical and regulatory milestones

•	Corporate financing activities

•	Supply, production, and manufacturing milestones

•	Corporate partnerships or strategic alliances

Performance goals with respect to the above-listed business criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Compensation Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

Each qualified performance-based award (other than a market-priced option or SAR) will be earned, vested and payable, as applicable, only upon the achievement of performance goals established by the Compensation Committee based upon one or more of the above-listed qualified business criteria, together with the satisfaction of any other conditions, such as continued employment, as the Compensation Committee may determine to be appropriate. However, the Compensation Committee may provide, either in connection with the grant of an award or by amendment, that achievement of such performance goals will be waived, in whole or in part, upon the death or disability of the grantee or the occurrence of a change in control of the Company. Performance periods established by the Compensation Committee for any such qualified performance-based award may be as short as three months and may be any longer period.

The Compensation Committee may provide in any qualified performance-based award that any evaluation of performance will exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses.

Any payment of a qualified performance-based award will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided above, no qualified performance-based award may be amended, nor may the Compensation Committee exercise any discretionary authority it may otherwise have under the 2013 Plan, in any manner to waive the achievement of the applicable performance goal based on qualified business criteria or to increase the amount payable pursuant to the performance goal or the value of the award, or otherwise in a manner that would cause the award to cease to qualify for the Section 162(m) exemption. However, the Compensation Committee has the right, in connection with the grant of a qualified performance-based award, to exercise negative discretion to determine that the portion of such award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:

(A)

upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the Board:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on target (if the change in control occurs during the first half of the performance period) or actual performance measured as of the end of the calendar quarter immediately preceding the change in control if the change in control occurs during the second half of the performance period, and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control, and

(B)

with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target (if the date of termination occurs during the first half of the performance period) or actual performance measured as of the end of the calendar quarter immediately preceding the date of termination (if the date of termination occurs during the second half of the performance period), and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Acceleration for Other Reasons. The Compensation Committee may, in its sole discretion determine that, upon a Participant’s termination of service or the occurrence of a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and that any performance criteria shall be deemed fully or partially satisfied. The Compensation Committee may provide different treatment to participants and among awards in exercising this discretion.

Adjustments

In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2013 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2013 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Termination and Amendment

If the 2013 Plan is approved by the Company’s stockholders at the 2013 Annual Meeting, it will terminate on June 18, 2023, the 10th anniversary of the effective date unless earlier terminated by the Board or the Committee. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2013 Plan, but if an amendment to the 2013 Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2013 Plan may adversely affect any award previously granted under the 2013 Plan without the written consent of the participant. The Compensation Committee also may amend or terminate outstanding awards, although such amendments may require the consent of the participant.

Prohibition on Repricing

Unless approved by the stockholders or otherwise permitted by the antidilution provisions of the 2013 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, and (iii) the Company may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR.

Certain Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2013 Plan and the subsequent sale of common stock acquired under the 2013 Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2013 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established).

Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

As of April 22, 2013, no awards had been granted under the 2013 Plan. Awards under the 2013 Plan will be granted at the discretion of the Compensation Committee. Accordingly, future awards under the 2013 Plan are not determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2013 INCENTIVE PLAN.

PROPOSAL FIVE:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. In accordance with the stockholders’ recommendation at the 2011 annual meeting, Keryx has determined that the frequency of an advisory vote on the compensation of the named executive officers of the Company will be conducted every year. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.

As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation program as a whole is well suited to promote our objectives in both the short and long term. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term stockholder value. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employees to achieve our business goals; and

•	to reflect our “pay for performance” culture.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2013 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022, Attn: James Oliviero. You may also contact us at (212) 531-5965.

If you want to receive separate copies of the proxy statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2014 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, James F. Oliviero, at 750 Lexington Avenue, New York, New York 10022, no later than December 21, 2013. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Amended and Restated Bylaws to James F. Oliviero, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, Keryx must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 20, 2014, and no later than April 19, 2014. If a stockholder fails to provide timely notice of a proposal to be presented at our 2014 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Compensation Committee Report and the Audit Committee Report contained in this proxy statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST: That on April 15, 2013, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring its advisability. The proposed amendment is as follows:

RESOLVED, that the Corporation’s Amended and Restated Certificate of Incorporation be amended by deleting Article FOURTH in its entirety and by substituting in lieu thereof the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 135,000,000, which is divided into 130,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer this     day of April, 2013.

By:
Ron Bentsur Chief Executive Officer and Director

A-1

EXHIBIT B

KERYX BIOPHARMACEUTICALS, INC.

2013 INCENTIVE PLAN

KERYX BIOPHARMACEUTICALS, INC.

2013 INCENTIVE PLAN

ARTICLE 1 PURPOSE	B-1
1.1 General	B-1
ARTICLE 2 DEFINITIONS	B-1
2.1 Definitions	B-1
ARTICLE 3 EFFECTIVE TERM OF PLAN	B-6
3.1 Effective Date	B-6
3.2 Term of Plan	B-6
ARTICLE 4 ADMINISTRATION	B-6
4.1 Committee	B-6
4.2 Actions and Interpretations by the Committee	B-6
4.3 Authority of Committee	B-6
4.4 Delegation	B-7
4.5 Indemnification	B-8
ARTICLE 5 SHARES SUBJECT TO THE PLAN	B-8
5.1 Number of Shares	B-8
5.2 Share Counting	B-8
5.3 Stock Distributed	B-9
5.4 Limitation on Awards	B-9
ARTICLE 6 ELIGIBILITY	B-9
6.1 General	B-9
ARTICLE 7 STOCK OPTIONS	B-9
7.1 General	B-9
7.2 Incentive Stock Options	B-10
ARTICLE 8 STOCK APPRECIATION RIGHTS	B-10
8.1 Grant of Stock Appreciation Rights	B-10
ARTICLE 9 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	B-11
9.1 Grant of Restricted Stock and Stock Units	B-11
9.2 Issuance and Restrictions	B-11
9.3 Forfeiture	B-11
9.4 Delivery of Restricted Stock	B-11
ARTICLE 10 PERFORMANCE AWARDS	B-12
10.1 Grant of Performance Awards	B-12
10.2 Performance Goals	B-12
ARTICLE 11 QUALIFIED STOCK-BASED AWARDS	B-12
11.1 Options and Stock Appreciation Rights	B-12
11.2 Other Awards	B-12
11.3 Performance Goals	B-13
11.4 Inclusions and Exclusions from Performance Criteria	B-13
11.5 Certification of Performance Goals	B-14
11.6 Award Limits	B-14
ARTICLE 12 DIVIDEND EQUIVALENTS	B-14
12.1 Grant of Dividend Equivalents	B-14
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS	B-14
13.1 Grant of Stock or Other Stock-Based Awards	B-14
ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS	B-15
14.1 Award Certificates	B-15
14.2 Form of Payment of Awards	B-15
14.3 Limits on Transfer	B-15
14.4 Beneficiaries	B-15
14.5 Stock Trading Restrictions	B-15

14.6 Effect of a Change in Control	B-15
14.7 Acceleration for Other Reasons	B-16
14.8 Forfeiture Events	B-17
14.9 Substitute Awards	B-17
ARTICLE 15 CHANGES IN CAPITAL STRUCTURE	B-17
15.1 Mandatory Adjustments	B-17
15.2 Discretionary Adjustments	B-17
15.3 General	B-17
ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION	B-18
16.1 Amendment, Modification and Termination	B-18
16.2 Awards Previously Granted	B-18
16.3 Compliance Amendments	B-18
ARTICLE 17 GENERAL PROVISIONS	B-19
17.1 Rights of Participants	B-19
17.2 Withholding	B-19
17.3 Special Provisions Related to Section 409A of the Code	B-19
17.4 Unfunded Status of Awards	B-21
17.5 Relationship to Other Benefits	B-21
17.6 Expenses	B-21
17.7 Titles and Headings	B-21
17.8 Gender and Number	B-21
17.9 Fractional Shares	B-21
17.10 Government and Other Regulations	B-21
17.11 Governing Law	B-22
17.12 Severability	B-22
17.13 No Limitations on Rights of Company	B-22

KERYX BIOPHARMACEUTICALS, INC.

2013 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Keryx Biopharmaceuticals, Inc. (the “Company”), by linking the personal interests of employees, officers, directors, and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)	“Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: (a) a material breach of the terms of a Participant’s Proprietary Information and Inventions Agreement or any provisions relating to non-competition or non-solicitation in any employment or other agreement; (b) a material breach by the Participant of any other provision of his or her employment arrangement, which is not cured by the Participant within fifteen (15) days after receiving notice thereof from the Company containing a description of the breach or breaches alleged to have occurred; (c) the habitual neglect or gross failure by a Participant to adequately perform the duties of his or her position; (d) any act of moral turpitude or criminal action connected to a Participant’s employment with the Company or his or her place of employment; or (e) a Participant’s repetitive refusal to comply with or his or her violation of lawful instructions of the Chief Executive Officer, Chief Financial Officer or the Board of Directors, unless cured within fifteen (15) days after receiving notice thereof.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the 1934 Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Exempt Persons, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Keryx Biopharmaceuticals, Inc., a Delaware corporation, or any successor corporation.

(j) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted with respect to under an Award pursuant to Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee (including a leased employee), officer, director, or consultant of the Company or any Affiliate.

(q) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined (i) “Good Reason” shall mean (A) a material diminution in a Participant’s duties, or the assignment to a Participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements, or (B) a material breach by the Company of its obligations to a Participant under any written employment agreement or arrangement, (ii) in the event a Participant elects to terminate his or her employment for Good Reason, the Participant must provide the Company with thirty (30) days prior written notice of his or her intent to leave the Company and the alleged condition or breach constituting Good Reason, and (iii) in the event the Company cures such condition or breach within thirty (30) days following receipt of such notice, any such termination based on such alleged breach or condition shall not be considered a termination by the Participant for Good Reason.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, director, or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff) “Plan” means the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan, as amended from time to time.

(gg) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(hh) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ii) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(jj) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(kk) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ll) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(mm) “Stock” means the $0.001 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(nn) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(oo) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(pp) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(qq) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. Subject to the approval of the Plan by the Company’s stockholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any plan, program, or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special Plan documents;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or any such other jurisdictions and to further the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION.

(a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b) Special Committee. Subject to Delaware law as in effect from time to time, the Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 3,500,000.

5.2. SHARE COUNTING. The maximum number of Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(b) To the extent that an Award may be settled solely in cash, the Award will not reduce the number of Shares available for issuance under the Plan. In addition, to the extent than an Award initially may be settled in stock but ultimately is settled in cash, the Shares subject to such Award will again be available for issuance pursuant to other Awards granted under the Plan.

(c) If outstanding Shares (including shares issued on the date of grant of a Restricted Stock Award) are tendered to the Company (by either actual delivery or by attestation), or are withheld from the Award, to satisfy the exercise price or tax liability resulting from an Award, such tendered or withheld Shares shall be deemed to have been delivered to the Participant for purposes of determining the maximum number of Shares available for delivery under the Plan (and such Shares shall not be added back to the available share pool under the Plan).

(d) The number of Shares deemed to have been delivered to a Participant upon exercise of a SAR for purposes of determining the maximum number of Shares available for delivery under the Plan shall be the greater of (i) the number of Shares covered by the SAR (excluding for this purpose any Shares covered by the SAR which are unissued or forfeited pursuant to Section 4.4(a), and (ii) the number of Shares actually delivered to the Participant upon exercise of the SAR.

(e) Substitute Awards granted pursuant to Section 14.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any 12-month period to any one Participant shall be for 3,500,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be with respect to 1,000,000 Shares.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 1,000,000 Shares.

(d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 1,000,000 Shares.

(e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any in any 12-month period to any one Participant shall be $10,000,000.

(f) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any 12-month period to any one Non-Employee Director shall be 1,000,000 Shares.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.9) shall not be less than the Fair Market Value as of the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f) Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have all of the rights of a stockholder with respect to Restricted Stock, but none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards. Unless otherwise provided in the applicable Award Certificate, Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to stockholders or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.

9.3. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards, and may be referred to by any other appropriate descriptive name in the Award Certificate. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the proposed modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, including cash-based Awards the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions, divestitures, in licensing, or product acquisitions)

•	Market capitalization

•	Clinical and regulatory milestones

•	Corporate financing activities

•	Supply, production, and manufacturing milestones

•	Corporate partnerships or strategic alliances

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed to the Participant no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)

Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)

Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, consulting, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7.

14.8. FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.9. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award as of the date of such action determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Section 15.1, without the prior approval of the stockholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control, Disability or termination of employment, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, or the application of a different form of payment, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan as adopted by the Board on April 15, 2013 and by the stockholders on                     , 2013.

KERYX BIOPHARMACEUTICALS, INC.

By:

Its: